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                                                                       Exhibit 4



                               IRREVOCABLE PROXY


         Pursuant to paragraph 5(b) of the Agreement dated and effective as of April 30, 1996 ("Agreement") between Zapata Corporation, a Delaware corporation, and Malcolm I. Glazer, individually and as trustee of the Malcolm
I.  Glazer Trust, the undersigned hereby agrees as follows:

         1. Capitalized terms that are not defined herein shall have the meanings set forth in the Agreement.

         2       The undersigned member of the Glazer Group holds Beneficial
Ownership of 10,408,717* shares of Common Stock ("Stock") and will be entitled to vote such shares at the Annual Meeting of Stockholders of the Company scheduled to be held on August 22, 1996, and at any adjournment thereof ("Meeting"), at which meeting shareholders of the Company will be asked to vote on the issuance of Common Stock ("Stock Issuance") in connection with the Company's acquisition of Houlihan's Restaurant Group, Inc., ("Houlihan's"), a Glazer Controlled Entity ("Subject Acquisition"), pursuant to the terms of the Agreement and Plan of Merger dated as of June 4, 1996 among the Company, Zapata Acquisition Corp. and Houlihan's ("Merger Agreement").

         3. The undersigned hereby revokes any proxy heretofore given and appoints Ronald C. Lassiter, Robert V. Leffler, Jr. and W. George Loar, the members of the Special Committee that evaluated the Subject Acquisition, and each one of them (with full power to each of them to act as a majority of such members shall approve), as proxies and attorneys-in-fact, in the undersigned's name, place and stead, in any and all capacities, each with full power of substitution and resubstitution (a "Proxy" or the "Proxies"), to exercise all voting authority with respect to the Stock (and any other Voting Securities Beneficially Owned by the undersigned as of the record date for the determination of shareholders of the Company entitled to vote at the Meeting) in connection with the Stock Issuance pursuant to the terms of the Merger Agreement, granting to each Proxy full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying and confirming all that a majority of the Proxies may lawfully to or cause to be done by virtue hereof. This proxy is coupled with an interest and shall be irrevocable during the term of the Agreement ("Irrevocable Proxy") until the first to occur of (a) the adjournment of the Meeting at which the Subject Acquisition is considered by the shareholders of the Company or (b) the Company's publicly announced abandonment of the





__________________________________

     *Includes 13,333 shares covered by stock options that are currently exercisable. Consequently, only 10,395,384 shares are currently issued and outstanding.
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Subject Acquisition.  Upon termination of either the Merger Agreement or the
Agreement, this Irrevocable Proxy shall be deemed to be revoked.

         4. In exercising the voting authority referred to in paragraph 3 above, each Proxy shall have complete discretion to take such action, or refrain from taking such action, as he or she deems necessary, appropriate or desirable under the circumstances, subject only to the caveat that no Proxy shall be authorized and empowered to engage in intentional misconduct or action that otherwise constitutes gross negligence ("Standard of Care"). Any action taken by a Proxy pursuant to the express terms of the Agreement shall be conclusively presumed to comply with the Standard of Care. Any action taken by a Proxy upon the written advice of Richards, Layton & Finger, Wilmington, Delaware, or other independent legal counsel reasonably acceptable to the Proxy, shall also be conclusively presumed to comply with the Standard of Care. All reasonable fees and expenses of such legal counsel shall be paid directly by the Company.

         In Witness Whereof, this Irrevocable Proxy has been executed by the undersigned this 4th day of June, 1996.



                           /s/ Malcolm I.  Glazer
                           -------------------------------------------
                           Malcolm I. Glazer, individually and as Trustee of the Malcolm I. Glazer Trust




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